EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB for the period ended March 31, 2004 (the “Report”) of The Southern Banc Company, Inc. (the “Company”), as filed with the Securities and Exchange Commission, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies that to the best of my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: May 17, 2004	By:	/s/ Gates Little
Gates Little
President and Chief Executive Officer
(Chief Executive Officer and
Chief Financial Officer)

A signed original of this written statement required by Section 906 has been provided to The Southern Banc Company, Inc. and will be retained by The Southern Banc Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.